EXHIBIT 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form SB-2, filed with the SEC (the "Registration Statement") of Technest Holdings, Inc. and subsidiaries, of our report dated March 28, 2005, appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.

/s/ Sherb & Co., LLP
Sherb & Co., LLP
New York, New York
June 29, 2006